HEI Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Hawaiian Electric Industries, Inc.:

We consent to incorporation by reference in Registration Statement Nos. 333-155053 and 333-158999 on Form S-3 and Registration Statement Nos. 333-05667, 333-02103, 333-105404, 333-159000, and 333-166737 on Form S-8 of Hawaiian Electric Industries, Inc., and Registration Statement No. 333-155053-02 on Form S-3 of Hawaiian Electric Industries Capital Trust II and Registration Statement No. 333-155053-01 on Form S-3 of Hawaiian Electric Industries Capital Trust III of our reports dated February 19, 2010, with respect to the consolidated balance sheet of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 2009 and the related consolidated statements of income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2009, and our report dated February 19, 2010 on all related financial statement schedules, which reports appear in the 2010 annual report on Form 10-K of Hawaiian Electric Industries, Inc.

/s/ KPMG LLP
Honolulu, Hawaii
February 18, 2011